Exhibit 16

January 12, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	SP Acquisition Holdings, Inc.
File No. 001-142696

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of SP Acquisition Holdings, Inc. dated January 6, 2009 and agree with the statements concerning our Firm contained in paragraphs 1 through 4 and paragraphs 6 and 10.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Grant Thornton LLP